Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO FINANCING AGREEMENT

SEVENTH AMENDMENT, dated as of May 22, 2020 (this “Amendment”), to the Financing Agreement, dated as of December 27, 2017 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rhino Resource Partners LP, a Delaware limited partnership (the “Parent”), Rhino Energy LLC, a Delaware limited liability company (“Rhino”), each subsidiary of Rhino listed as a “Borrower” on the signature pages thereto (together with Rhino, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments.

(a) Existing Definitions.

(i) Section 1.01 of the Financing Agreement is hereby amended by deleting the definitions of “Applicable Collateral Coverage Limit”, “Collateral Coverage Amount”, “Collateral Coverage Amount Certificate” and “Fixed Charge Coverage Ratio” in their entirety.

(ii) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of “Permitted Indebtedness” to (x) delete the word “and” at the end of clause (i) therein, (y) replace the “.” therein with “; and” at the end of clause (j) therein and (y) add a new clause (k) therein to read as follows:

“(k) Indebtedness under the CARES Act Loan in an aggregate principal amount not to exceed $10,000,000 outstanding at any time.”

(iii) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of “Qualified Cash” in its entirety to read as follows:

““Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements, but Qualified Cash shall not include any cash that is the proceeds of the CARES Act Loan, which proceeds of the CARES Act Loan must be used solely in a manner that is permitted by the CARES Act and such proceeds shall be reduced over time as utilized in such manner.”

(b) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Budget” means, collectively, the consolidated cash requirement forecasts, cash flow statements, statements of operations and cash availability schedules in the form attached hereto as Schedule 1.01(H), which are (a) prepared by or on behalf of the Loan Parties on a 13-week basis, and (b) delivered by the Loan Parties to the Agents and the Lenders (i) on or before the Seventh Amendment Effective and (ii) each quarter thereafter pursuant to Section 7.01(a)(xxvii) hereto (or more frequently should the Origination Agent so elect), in each case, which shall be in substance satisfactory and approved by the Origination Agent at the time of delivery thereof.”

““Budget Compliance Report” means a report, in form and substance reasonably satisfactory to the Origination Agent, that sets forth, through the end of the immediately preceding week, a comparison of: (a) (i) the actual cash receipts for the immediately preceding two week period to the projected cash receipts for such two week period, and (ii) the actual cash disbursements, on a line item basis, for the immediately preceding two week period to the projected cash disbursements, on a line item basis, for such two week period, each as set forth in the Budget for such period, together with a statement as to whether a Material Adverse Deviation has occurred or not.”

““CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as amended, and the related rules and regulations promulgated thereunder.”

““CARES Act Loan” means any loan or other financial accommodation under the Payroll Protection Program established pursuant to the CARES Act under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act); provided that (i) such Indebtedness is unsecured, (ii) the proceeds therefrom are used solely in a manner that is permitted by the CARES Act and (iii) the Loan Parties have fully complied with and satisfied all eligibility requirements under the Payroll Protection Program established pursuant to the CARES Act to borrow such Indebtedness.”

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““Liquidity” means, as of any date of determination, the amount equal to Qualified Cash.”

““Material Adverse Deviation” means, as of any date of determination, the occurrence of any of the following: (i) actual cash receipts, in the aggregate, for any two week test period on a rolling basis are less than ninety percent (90%) of the amount projected in the Budget for such two week period, or (ii) actual cash disbursements, on a line item basis for any two week test period on a rolling basis exceed one hundred fifteen percent (115%) of the amount projected for such line item in the Budget for such two week period.”

““SBA” means the U.S. Small Business Administration.”

““Seventh Amendment” means the Seventh Amendment to Financing Agreement, dated as of May 22, 2020, by and among the Agents, the Lenders party thereto and the Loan Parties.”

““Seventh Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 5 of the Seventh Amendment have been either satisfied or waived.”

““Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).”

(c) Amortization. Section 2.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The outstanding principal amount of the Term Loan shall be repayable on the last Business Day of (x) each calendar quarter in an amount equal to $375,000, commencing on December 31, 2018 through and including March 31, 2020 and (y) thereafter, each calendar month in an amount equal to $125,000; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date and (ii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.”

(d) Interest Payment. Section 2.04(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Interest Payment. Interest (other than the Term Loan PIK Amount, which shall be capitalized in accordance with Section 2.04(a)) on each Loan shall be payable (i) with respect to any Reference Rate Loans, monthly, in arrears, on the fifth (5th) Business Day of each month, commencing on the fifth (5th) Business Day of the month following the month in which such Loan is made, (ii) with respect to any LIBOR Rate Loans, monthly, in arrears, on the fifth (5th) Business Day of each month, commencing on the fifth (5th) Business Day of the month following the month in which such Loan is made, and (iii) at maturity (whether upon demand, by acceleration or otherwise. Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.”

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(e) Mandatory Prepayments. Section 2.05(c)(vi) of the Financing Agreement is hereby deleted in its entirety.

(f) Collateral Coverage Reporting. Section 7.01(a)(vi) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(vi) Reserved;”

(g) Reporting. Section 7.01(a) of the Financing Agreement is hereby amended by (x) deleting the word “and” at the end of clause (xxv) therein, (y) replacing the “.” therein with “; and” at the end of clause (xxvi) therein and (y) adding new clauses (xxvii) and (xxviii) therein to read as follows:

“(xxvii) on or about the twentieth (20th) day after the end of each fiscal quarter of the Parent and its Subsidiaries, commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Seventh Amendment Effective Date, a Budget for the next 13-week period, prepared in form and substance satisfactory to the Origination Agent, which Budget, when delivered and as so updated, shall be (1) consistent with the Budget delivered to the Agents on or prior to the Seventh Amendment Effective Date, (2) believed by the Loan Parties at the time furnished to be reasonable, (3) prepared on a reasonable basis and in good faith, and (4) based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties, and shall be accompanied by a certificate of an Authorized Officer of the Administrative Borrower certifying as to the matters set forth in subclauses (1), (2), (3) and (4) above; provided, that such updated Budget must be approved by the Origination Agent; and

(xxviii) as soon as available and in any event not later than 2:00 p.m. (Eastern time) on Wednesday of each week, a Budget Compliance Report.”

(h) CARES Act Loan. Section 7.01 of the Financing Agreement is hereby amended by inserting a new clause (y) therein to read as follows:

“(y) CARES Act Loan.

(i) Comply, in all material respects, with the SBA’s terms and conditions applicable to the CARES Act Loan;

(ii) use the proceeds of the CARES Act Loans solely for “allowable uses” of proceeds of a SBA PPP Loan as described in Section 1102 of the CARES Act; and

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(iii) promptly apply for forgiveness of that portion of the CARES Act Loan that is eligible for forgiveness and submit all documents required to obtain forgiveness or other relief of that portion of the CARES Act Loan that is eligible for forgiveness by all deadlines required by the CARES Act (and provide documentation and status of such forgiveness to the Administrative Agent upon the Administrative Agent’s reasonable request).”

(i) Collateral Coverage Amount. Section 7.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Reserved.”

(j) Liquidity and Accounts. Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Minimum Liquidity and Accounts. Permit the sum of Liquidity and the aggregate amount of Accounts of the Parent and its Subsidiaries at any time during any period set forth below to be less than the amount set forth opposite such period:

Period	Liquidity and Accounts
Month ending May 31, 2020	$6,000,000
Month ending June 30, 2020	$11,000,000
Quarter ending September 30, 2020 and each quarter ending thereafter	$11,000,000

provided, that each Loan Party shall not permit Liquidity of the Parent and its Subsidiaries at any time during any period set forth below to be less than the amount set forth opposite such period:

Period	Liquidity
Month ending May 31, 2020	$2,000,000
Month ending June 30, 2020	$2,000,000
Quarter ending September 30, 2020	$2,500,000
Quarter ending December 31, 2020	$3,000,000
Quarter ending March 31, 2021	$3,500,000
Quarter ending June 30, 2021 and each quarter ending thereafter	$4,000,000	”

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(k) Minimum Coal Inventory. Section 7.03 of the Financing Agreement is hereby amended by inserting a new clause (c) therein to read as follows:

“(c) Minimum Coal Inventory. Permit the aggregate coal inventory of the Parent and its Subsidiaries to be less than (i) $10,000,000 at any time during the quarter ending June 30, 2020, (ii) $12,000,000 at any time during the quarter ending September 30, 2020, and (iii) $13,000,000 at any time during the quarter ending December 31, 2020 and thereafter.”

(l) Cash Management. Section 8.01(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party, but expressly excluding any identifiable proceeds of the CARES Act Loan) into a primary, permanently blocked Cash Management Account (the “Blocked Collection Account”). The Loan Parties shall not be permitted to give instructions with respect to the Blocked Collection Account. Notwithstanding the foregoing, the proceeds of the CARES Act Loan shall be maintained in a Cash Management Account subject to a Control Agreement.”

(m) Cash Management. Section 8.01 of the Financing Agreement is hereby amended by inserting a new clause (e) therein to read as follows:

“(e) Not less than one (1) Business Days prior to the end of each week, the Parent shall deliver a certificate to the Agents, detailing the Loan Parties’ exact cash disbursement needs for the succeeding week (each, a “Weekly Cash Disbursement Report”). Subject to the Origination Agent’s timely receipt and satisfaction with the Weekly Cash Disbursement Report, so long as no Event of Default has occurred and is continuing, the Origination Agent will direct the Collateral Agent in writing to direct, and the Collateral Agent shall direct, the Cash Management Bank to transfer the cash disbursement needs set forth in each Weekly Cash Disbursement Report from the Blocked Collection Account to a Cash Management Account that is an operating or disbursement account of the Loan Parties on or prior to the 2nd day of such succeeding week (or, if such day does not fall on a Business Day, the Business Day immediately prior to such day); provided, that the Origination Agent may, in its discretion, direct the Collateral Agent to direct the Cash Management Bank to transfer additional disbursements from the Blocked Collection Account to an operating or disbursement account of the Loan Parties at additional times and in additional amounts. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may direct the Cash Management Bank to transfer funds in any Cash Management Account to the Administrative Agent’s Account.”

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(n) Section 9.01(c) (Events of Default). Section 9.01(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.01(s), Section 7.01(t), 7.01(u), 7.01(v), 7.01(w), Section 7.01(x), Section 7.01(y), Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;”

(o) Events of Default. Section 9.01 of the Financing Agreement is hereby amended by (x) deleting the word “or” at the end of clause (t) therein, (y) replacing the “‘;” therein with “; or” at the end of clause (u) therein and (z) adding new clause (v) therein to read as follows:

“(v) a Material Adverse Deviation shall have occurred;”

(p) Reserves. Section 10.17 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“10.17 Reserved.”

(q) Schedule 1.,01(H). Schedule 1.01(H) attached hereto as Exhibit A is hereby added to the Financing Agreement.

3. Waiver.

(a) Pursuant to the request by the Loan Parties, but subject to satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon (A) the representations and warranties of Loan Parties set forth herein and in the Financing Agreement and (B) the agreements of the Loan Parties set forth herein, the Required Lenders hereby (i) waive any Event of Default that has or would otherwise arise under Section 9.01 of the Financing Agreement solely by reason of the Loan Parties failing to comply with the Financing Agreement and the other Loan Documents prior to the Seventh Amendment Effective Date.

(b) The waiver in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

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4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows :

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Seventh Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Seventh Amendment Effective Date, after giving effect to this Amendment (including the waiver set forth in Section 3 hereof), as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Seventh Amendment Effective Date, after giving effect to this Amendment (including the waiver set forth in Section 3 hereof), or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c) Authorization; Etc. The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

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(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

5. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Seventh Amendment Effective Date”):

(a) The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders.

(b) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Seventh Amendment Effective Date, after giving effect to this Amendment (including the waiver set forth in Section 3 hereof), as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(c) No Default or Event of Default shall have occurred and be continuing on the Seventh Amendment Effective Date, after giving effect to this Amendment (including the waiver set forth in Section 3 hereof), or result from this Amendment becoming effective in accordance with its terms.

(d) The Borrowers shall have paid on or before the Seventh Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of (i) Schulte Roth & Zabel LLP, counsel to the Origination Agent and (ii) Holland & Knight LLP, counsel to Administrative Agent.

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(e) The Loan Parties shall have provided to the Origination Agent an updated duly executed Perfection Certificate as of the Seventh Amendment Effective Date.

(f) The Origination Agent shall have received duly executed copies of all documents evidencing the CARES Act Loan.

(g) The Origination Agent shall have received a copy of the Budget in the form attached hereto as Exhibit A.

(h) The Origination Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2019 which could reasonably be expected to have a Material Adverse Effect.

(i) All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with execution and performance of the Seventh Amendment and the transactions contemplated thereunder or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

6. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Seventh Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

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7. Release. Each Loan Party hereby acknowledges and agrees that, on the Seventh Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Seventh Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Seventh Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Seventh Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Seventh Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Seventh Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Seventh Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Seventh Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Seventh Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

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Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Seventh Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 7. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

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Each Lender hereby acknowledges and agrees that, on the Seventh Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Seventh Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Seventh Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Seventh Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Seventh Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Seventh Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Seventh Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Seventh Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Seventh Amendment Effective Date.

As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

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(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RHINO ENERGY LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

RHINO EXPLORATION LLC
RHINO TECHNOLOGIES LLC
SPRINGDALE LAND LLC
CAM MINING LLC
MCCLANE CANYON MINING LLC
HOPEDALE MINING LLC
CAM-OHIO REAL ESTATE LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM-COLORADO LLC
TAYLORVILLE MINING LLC
LEESVILLE LAND LLC
CAM AIRCRAFT LLC
CASTLE VALLEY MINING LLC
PENNYRILE ENERGY LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

GUARANTORS:

RHINO RESOURCE PARTNERS LP

By: Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

RHINO TRUCKING LLC
RHINO SERVICES LLC
RHINO OILFIELD SERVICES LLC
TRIAD ROOF SUPPORT SYSTEMS LLC
RHINO COALFIELD SERVICES LLC
RHINO NORTHERN HOLDINGS LLC
CAM-BB LLC
CAM COAL TRADING LLC JEWELL VALLEY MINING LLC RHINO EASTERN LLC ROCKHOUSE LAND LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Partner & COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P. By: Colbeck Capital Management, LLC, its investment manager

By:	/s/ Baabur Khondker
Name:	Baabur Khondker
Title:	Chief Financial Officer

LENDER:

CION INVESTMENT CORPORATION

By:	/s/ Gregg A. Bresner, CFA
Name:	Gregg A. Bresner, CFA
Title:	President & Chief Investment Officer

LENDER:

34TH STREET FUNDING, LLC

By:	/s/ Gregg A. Bresner, CFA
Name:	Gregg A. Bresner, CFA
Title:	President & Chief Investment Officer

Exhibit A

Schedule 1.01(H)

Budget

[see attached]